                                  EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                           STATE OF
                                                        INCORPORATION
ENTITY NAME                                            OR ORGANIZATION
-----------------------------------------     ---------------------------------
HORIZON HOME CARE, Inc.                                       Texas
HorizonScripts.com Inc.                                       Texas
Jones Low Priced Drugs, Inc.                                 Delaware